THE DREYFUS FAMILY OF FUNDS

(Dreyfus Family of Funds—Funds Included on Schedule A)

Rule 18f-3 Plan

Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

The Board, including a majority of the Board members who are not "interested persons" (as defined in the 1940 Act), of each of the investment companies, or series thereof, listed on Schedule A attached hereto, as such Schedule may be revised from time to time (each, a "Fund"), which desires to offer multiple classes in accordance with Rule 18f-3, has determined that the following plan is in the best interests of each class individually and each Fund as a whole:

1.         Class Designation:  Fund shares shall be divided, except as otherwise noted on Schedule A hereto, into Class A, Class C, Class I, Class T and Class Y and, if indicated on Schedule A hereto, Class J, Class Z and Investor shares.

2.         Differences in Services:  The services offered to shareholders of each Class, as described in the Fund's prospectus or statement of additional information, unless otherwise noted on Schedule A hereto, shall be substantially the same, except that Rights of Accumulation, Letter of Intent and Reinvestment Privilege shall be available only to holders of Class A shares.  Dreyfus Automatic Asset Builder®, Dreyfus Payroll Savings Plan, Dreyfus Government Direct Deposit, Dreyfus Dividend Sweep, Dreyfus Auto-Exchange Privilege and Dreyfus Automatic Withdrawal Plan are not available for Class T or Class Y shares and Exchange Privilege is not available for Class T shares.

3.         Differences in Distribution Arrangements:  Class A shares shall be offered with a front-end sales charge, as such term is defined under the Conduct Rules of the Financial Industry Regulatory Authority (the "FINRA Conduct Rules"), and a deferred sales charge (a "CDSC"), as such term is defined under the FINRA Conduct Rules, may be assessed on certain redemptions of Class A shares, including Class A shares purchased without an initial sales charge as part of an investment of $1 million or more.  The amount of the sales charge and the amount of and provisions relating to the CDSC pertaining to the Class A shares are set forth on Schedule B attached hereto.  In addition, Class A shares shall be subject to an annual service fee at the rate of .25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.

Class C shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.  The amount of and provisions relating to the CDSC and the amount of the fees under the Distribution Plan pertaining to the Class C shares are set forth on Schedule C attached hereto.  In addition, Class C shares shall be subject to an annual service fee at the rate of .25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.

Class I shares shall be offered at net asset value only to (i) bank trust departments, trust companies and insurance companies that have entered into agreements with the Fund's Distributor to offer Class I shares to their clients, (ii) institutional investors acting in a fiduciary, advisory, agency, custodial or similar capacity for qualified or non-qualified employee benefit plans, including 401(k), 403(b)(7), Keogh, pension, profit-sharing and other deferred compensation plans, whether established by corporations, partnerships, sole proprietorships, non-profit entities, trade or labor unions, or state and local governments ("Retirement Plans"), and IRAs set up under Simplified Employee Pension Plans ("SEP-IRAs"), but not including traditional IRAs, Roth IRAs, Coverdell Education Savings Accounts, IRA "Rollover Accounts," Salary Reduction Simplified Employee Pension Plans or Savings Incentive Match Plans for Employees (Class I shares may be purchased for a Retirement Plan or SEP-IRA only by a custodian, trustee, investment manager or other entity authorized to act on behalf of such Retirement Plan or SEP-IRA that has entered into an agreement with the Fund's Distributor to offer Class I shares to such Retirement Plan or SEP-IRA), (iii) law firms or attorneys acting as trustees or executors/administrators, (iv) foundations and endowments that make an initial investment in the Fund of at least $1 million, (v) sponsors of college savings plans that qualify for tax-exempt treatment under Section 529 of the Internal Revenue Code of 1986, as amended (the "Code"), that maintain an omnibus account with the Fund and do not require shareholder tax reporting or 529 account support responsibilities from the Fund's Distributor, (vi) advisory fee-based accounts offered through financial intermediaries who, depending on the structure of the selected advisory platform, make Class I shares available, (vii) certain institutional clients of an investment advisory subsidiary of The Bank of New York Mellon Corporation approved by The Dreyfus Corporation, (viii) U.S.-based employees of The Bank of New York Mellon Corporation, Board members of The Dreyfus Corporation and Board members of funds in the Dreyfus Family of Funds, and the spouse, domestic partner or minor child of any of the foregoing, subject to certain requirements described in the Fund's prospectus or statement of additional information, and (ix) except as otherwise noted on Schedule A hereto, unaffiliated investment companies approved by the Fund's Distributor.  Class I shares also may be offered to certain shareholders as set forth on Schedule A hereto.

Class T shares shall be offered with a front-end sales charge, as such term is defined under the FINRA Conduct Rules, and shall be charged an annual fee under a Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act for distribution, advertising and marketing Class T shares, and servicing and/or maintaining accounts of holders of Class T shares.  The amount of the sales charge and the amount of fees under the Service Plan pertaining to the Class T shares are set forth on Schedule D attached hereto.

Class Y shares shall be offered at net asset value only to (i) institutional investors, acting for themselves or on behalf of their clients, that make an initial investment in Class Y shares of the Fund of at least $1 million, (ii) Retirement Plans, or certain recordkeepers of Retirement Plan platforms that maintain plan level or super-omnibus accounts with the Fund, provided that, in each case, they make an initial investment in Class Y shares of the Fund of at least $1 million per plan sponsor or per super-omnibus account or have, in the opinion of The Dreyfus Corporation, adequate intent and availability of assets to reach a future level of investment of $1 million or more in Class Y shares of the Fund, (iii) certain institutional clients of an investment advisory subsidiary of The Bank of New York Mellon Corporation, provided that such clients are approved by The Dreyfus Corporation and make an initial investment in Class Y shares of the Fund of at least $1 million, and (iv) except as otherwise noted on Schedule A hereto, certain funds in the Dreyfus Family of Funds and series of BNY Mellon Funds Trust.

Class J shares shall be offered at net asset value only to certain shareholders as set forth on Schedule A hereto.

Class Z shares shall be offered at net asset value only to certain shareholders as set forth on Schedule A hereto.  To the extent indicated on Schedule E hereto, Class Z shares shall be subject to a Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act or a Shareholder Services Plan.  The amount of fees and provisions relating to such Service Plan or Shareholder Services Plan are set forth on Schedule E hereto.

Investor shares shall be offered at net asset value and are designed primarily for investors who are investing directly with the Fund through the Fund's Distributor or other entities that have entered into agreements with the Distributor to sell such shares.  Investor shares shall be subject to an annual service fee at the rate of .25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.

4.         Expense Allocation:  The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis:  (a) fees under a Distribution Plan, Service Plan and Shareholder Services Plan; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) Securities and Exchange Commission registration fees incurred by a specific Class; (d) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (e) litigation or other legal expenses relating solely to a specific Class; (f) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (g) Board members' fees incurred as a result of issues relating to a specific Class.

5.         Conversion Features:  Class C shares shall automatically convert to Class A shares after a specified period of time after the date of purchase, based on the relative net asset value of each such Class, without the imposition of any sales charge, fee or other charge, as set forth on Schedule C hereto.  No other Class shall be subject to any automatic conversion feature.  Shares of one Class of a Fund may be converted into shares of another Class of the Fund, provided the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new Class of shares of the Fund.  Shares subject to a CDSC or a redemption fee at the time of the requested conversion shall not be eligible for conversion.

6.         Exchange Privileges:  Shares of a Class (other than Class T) shall be exchangeable only for (a) shares of the same Class of other investment companies managed or administered by The Dreyfus Corporation or its affiliates as specified from time to time and, except for shares held through financial intermediary brokerage platforms, (b) shares of certain other Classes of such investment companies or shares of certain other investment companies as specified from time to time.

Amended as of:  June 11, 2018

SCHEDULE A

Name of Fund	Date Plan Adopted

Advantage Funds, Inc.	February 25, 1999
(Revised as of March 19, 2018)
--Dreyfus Strategic Value Fund
--Dreyfus Structured Midcap Fund
--Dreyfus Technology Growth Fund
--Dynamic Total Return Fund
--Dreyfus Opportunistic Midcap Value Fund
--Dreyfus Global Real Return Fund
--Dreyfus Global Dynamic Bond Income Fund
--Dreyfus Total Emerging Markets Fund
--Dreyfus Opportunistic Small Cap Fund*
--Dreyfus Global Multi-Asset Income Fund**

BNY Mellon Absolute Insight Funds, Inc.	November 3, 2015
(Revised as of October 31, 2017)
--BNY Mellon Absolute Insight Multi-Strategy Fund
--BNY Mellon Insight Broad Opportunities Fund
--BNY Mellon Insight Core Plus Fund**

Dreyfus BNY Mellon Funds, Inc.	December 17, 2013
(Revised as of November 29, 2017)
--Dreyfus Alternative Diversifier Strategies Fund***
--Dreyfus Global Emerging Markets Fund
--Dreyfus Select Managers Long/Short Fund
--Dreyfus Yield Enhancement Strategy Fund***

Dreyfus International Funds, Inc.	September 9, 2002
(Revised as of March 10, 2017)
--Dreyfus Emerging Markets Fund****

Dreyfus Investment Funds	December 3, 2008
(Revised as of July 27, 2017)
--Dreyfus/Newton International Equity Fund
--Dreyfus Diversified Emerging Markets Fund***
--Dreyfus/The Boston Company Small Cap Growth Fund†
--Dreyfus/The Boston Company Small/Mid Cap Growth Fund##
--Dreyfus/The Boston Company Small Cap Value Fund
--Dreyfus Tax Sensitive Total Return Bond Fund
--Dreyfus/Standish Global Fixed Income Fund

Dreyfus Investment Grade Funds, Inc.	October 18, 2007
(Revised as of March 1, 2017)
--Dreyfus Intermediate Term Income Fund

SCHEDULE A (continued)

Name of Fund	Date Plan Adopted

Dreyfus Manager Funds II	October 14, 2003
(Revised as of March 10, 2017)
--Dreyfus Balanced Opportunity Fund††

Dreyfus Opportunity Funds	April 17, 2000
(Revised as of September 8, 2017)
--Dreyfus Natural Resources Fund
--Dreyfus Strategic Beta Emerging Markets Equity Fund

Dreyfus Premier Investment Funds, Inc.	April 24, 1995
(Revised as of March 27, 2018)
--Dreyfus Diversified International Fund***
--Dreyfus Global Real Estate Securities Fund†††
--Dreyfus Large Cap Equity Fund†††
--Dreyfus Large Cap Growth Fund†††

Dreyfus Premier Worldwide Growth Fund, Inc.	April 12, 1995
(Revised as of March 2, 2017)
--Dreyfus Worldwide Growth Fund****

Dreyfus Stock Funds	January 27, 2003
(Revised as of January 19, 2018)
--Dreyfus International Equity Fund
--Dreyfus International Small Cap Fund

Dreyfus Research Growth Fund, Inc. #	July 15, 2008
(Revised as of March 10, 2017)

The Dreyfus/Laurel Funds, Inc.	April 20, 2006
(Revised as of May 1, 2018)
--Dreyfus Unconstrained Bond Fund
--Dreyfus Floating Rate Income Fund

The Dreyfus/Laurel Funds Trust	December 20, 2005
(Revised as of November 29, 2017)
--Dreyfus Equity Income Fund
--Dreyfus Global Equity Income Fund
--Dreyfus International Bond Fund

SCHEDULE A (continued)

Name of Fund	Date Plan Adopted

Strategic Funds, Inc.	September 17, 2002
(Revised as of November 15, 2017)
--Dreyfus Active MidCap Fund****
--Global Stock Fund
--International Stock Fund
--Dreyfus U.S. Equity Fund
--Dreyfus Select Managers Small Cap Value Fund
--Dreyfus Select Managers Small Cap Growth Fund

________________________

*	The Fund offers Class I, Class Y and Investor shares only.
**	The Fund offers Class A, Class C, Class I and Class Y shares only.
***	The Fund does not offer Class I shares to unaffiliated investment companies and does not offer Class Y shares to funds in the Dreyfus Family of Funds or series of BNY Mellon Funds Trust.
****

The Fund also offers Class I shares to shareholders who have held Class I shares of the Fund since June 5, 2003 and who purchase such shares directly through the Fund's Distributor for Fund accounts maintained with the Distributor.

†	The Fund offers Class I and Class Y shares only.
††

The Fund also offers Class J shares only to shareholders who received Class J shares in exchange for shares of its predecessor fund as a result of the reorganization of such fund.  The Fund also offers Class Z shares only to shareholders who received Class Z shares in exchange for their shares of Dreyfus Balanced Fund, Inc. as a result of the reorganization of such fund and who purchase such shares directly through the Fund's Distributor for Fund accounts maintained with the Distributor.  In addition, certain broker-dealers and other financial institutions maintaining accounts with Dreyfus Balanced Fund, Inc. at the time of the reorganization of such fund may open new accounts in Class Z shares of the Fund on behalf of qualified Retirement Plans and wrap accounts or similar programs.

†††

The Fund also offers Class I shares to shareholders who received Class I shares in exchange for Institutional shares of a predecessor series of BNY Hamilton Funds or who received Class A shares in exchange for Class A shares of a predecessor series of BNY Hamilton Funds, which shares were subsequently converted to Class I shares, and who purchase such shares directly through the Fund's Distributor for Fund accounts maintained with the Distributor.

#

The Fund also offers Class Z shares only to shareholders of the Fund with Fund accounts that existed on September 30, 2008 (the date of the implementation of the Fund's multiple class distribution structure) and who purchase such shares directly through the Fund's Distributor for Fund accounts maintained with the Distributor.  In addition, certain broker-dealers and other financial institutions maintaining accounts with the Fund at that time may open new accounts in Class Z shares of the Fund on behalf of qualified Retirement Plans and wrap accounts or similar programs.

##

The Fund also offers Class Z shares only to shareholders of the Fund who received Class Z shares in exchange for their shares of Dreyfus Mid-Cap Growth Fund as a result of the reorganization of such fund and who purchase such shares directly through the Fund's Distributor for Fund accounts maintained with the Distributor.  In addition, certain broker-dealers and other financial institutions maintaining accounts with the Fund at the time of said reorganization may open new accounts in Class Z shares of the Fund on behalf of qualified Retirement Plans and wrap accounts or similar programs.

SCHEDULE B

Front-End Sales Charge—Class A Shares—The public offering price for Class A shares, except as otherwise set forth herein, shall be the net asset value per share of Class A plus a sales load as shown below:

	Total Sales Load
Amount of Transaction	As a % of offering price per share	As a % of net asset value per share
Less than $50,000.....................................................	5.75	6.10
$50,000 to less than $100,000...................................	4.50	4.71
$100,000 to less than $250,000.................................	3.50	3.63
$250,000 to less than $500,000.................................	2.50	2.56
$500,000 to less than $1,000,000..............................	2.00	2.04
$1,000,000 or more...................................................	-0-	-0-

Front-End Sales Charge—Class A Shares of Dreyfus Global Dynamic Bond Income Fund, Dreyfus International Bond Fund, Dreyfus Intermediate Term Income Fund, Dreyfus Tax Sensitive Total Return Bond Fund, Dreyfus/Standish Global Fixed Income Fund, Dreyfus Unconstrained Bond Fund, and Dreyfus Yield Enhancement Strategy Fund—The public offering price for Class A shares of Dreyfus Global Dynamic Bond Income Fund, Dreyfus International Bond Fund, Dreyfus Intermediate Term Income Fund, Dreyfus Tax Sensitive Total Return Bond Fund, Dreyfus/Standish Global Fixed Income Fund, Dreyfus Unconstrained Bond Fund, and Dreyfus Yield Enhancement Strategy Fund, except as otherwise set forth herein, shall be the net asset value per share of Class A plus a sales load as shown below:

	Total Sales Load
Amount of Transaction	As a % of offering price per share	As a % of net asset value per share
Less than $50,000.....................................................	4.50	4.71
$50,000 to less than $100,000...................................	4.00	4.17
$100,000 to less than $250,000.................................	3.00	3.09
$250,000 to less than $500,000.................................	2.50	2.56
$500,000 to less than $1,000,000..............................	2.00	2.04
$1,000,000 or more...................................................	-0-	-0-

SCHEDULE B (continued)

Front-End Sales Charge—Class A Shares of Dreyfus Floating Rate Income Fund—The public offering price for Class A shares of Dreyfus Floating Rate Income Fund shall be the net asset value per share of Class A plus a sales load as shown below:

	Total Sales Load
Amount of Transaction	As a % of offering price per share	As a % of net asset value per share
Less than $100,000...................................................	2.50	2.60
$100,000 to less than $250,000.................................	2.00	2.10
$250,000 to less than $500,000.................................	1.50	1.52
$500,000 to less than $1,000,000..............................	1.00	1.01
$1,000,000 or more...................................................	-0-	-0-

Contingent Deferred Sales Charge—Class A Shares—A CDSC of 1.00% shall be assessed, except as set forth below, at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year of purchase.  The terms contained in Schedule C pertaining to the CDSC assessed on redemptions of Class C shares, including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC.  Letter of Intent and Rights of Accumulation, to the extent offered, shall apply to purchases of Class A shares subject to a CDSC.

Class A Shares of Dreyfus Intermediate Term Income Fund, Dreyfus Opportunistic Midcap Value Fund, Dreyfus International Equity Fund, Dreyfus Active MidCap Fund, Dreyfus Balanced Opportunity Fund, Dreyfus Diversified International Fund, and Dreyfus Strategic Value Fund Only—Shareholders beneficially owning Class A shares of Dreyfus Intermediate Term Income Fund on May 13, 2008 and Dreyfus Opportunistic Midcap Value Fund on May 29, 2008, may purchase Class A shares of such Fund directly through the Fund's Distributor, for Fund accounts maintained with the Distributor, at net asset value without a front-end sales charge and redeem such Class A shares of the Fund without imposition of a CDSC.

Shareholders beneficially owning Class A shares of Dreyfus Premier Core Bond Fund on February 29, 2000 who received Class A shares of Dreyfus Intermediate Term Income Fund as a result of the merger of such fund into Dreyfus Intermediate Term Income Fund on May 15, 2008 may purchase Class A shares of Dreyfus Intermediate Term Income Fund directly through the Fund's Distributor, for Fund accounts maintained with the Distributor, at net asset value without a front-end sales charge and redeem such Class A shares of Dreyfus Intermediate Term Income Fund without imposition of a CDSC for as long as the shareholder's account is open.

Shareholders beneficially owning Class A shares of Dreyfus International Value Fund on November 14, 2002, who received Class A shares of Dreyfus International Equity Fund as a result of the merger of such fund into Dreyfus International Equity Fund on January 22, 2016 may purchase Class A shares of Dreyfus International Equity Fund directly through the Fund's Distributor, for Fund accounts maintained with the Distributor, at net asset value without a front-end sales charge and redeem such Class A shares of Dreyfus International Equity Fund without imposition of a CDSC for as long as the shareholder's account is open.

SCHEDULE B (continued)

Shareholders of Dreyfus A Bonds Plus, Inc. who received Class A shares of Dreyfus Intermediate Term Income Fund as a result of the merger of such fund into Dreyfus Intermediate Term Income Fund on May 14, 2008 may purchase Class A shares of Dreyfus Intermediate Term Income Fund directly through the Fund's Distributor, for Fund accounts maintained with the Distributor, at net asset value without a front-end sales charge and redeem such Class A shares of Dreyfus Intermediate Term Income Fund without imposition of a CDSC for as long as the shareholder's account is open.

Class A shares of Dreyfus Active MidCap Fund, Dreyfus Balanced Opportunity Fund, Dreyfus Diversified International Fund, Dreyfus Intermediate Term Income Fund and Dreyfus Strategic Value Fund may be purchased directly through the Fund's Distributor at net asset value without a sales charge by participants in a health savings account program, provided that the health savings account program has maintained a Fund account with the Distributor since on or before January 31, 2016.

Class A shares of a Fund may be purchased directly through the Fund's Distributor or through a financial intermediary, other than Ameriprise Financial, Merrill Lynch or Morgan Stanley Wealth Management, at net asset value without a front-end sales charge by the following individuals and entities:

•         Full-time or part-time employees, and their spouses or domestic partners and minor children, of The Dreyfus Corporation or any of its affiliates.

•         Board members of The Dreyfus Corporation and Board members of the Dreyfus Family of Funds, and their spouses or domestic partners and minor children.

•         Full-time employees, and their spouses and minor children, of financial intermediaries.

•         "Wrap" accounts for the benefit of clients of financial intermediaries.

•         Investors who participate in a self-directed investment brokerage account program offered by a financial intermediary that may or may not charge their customers a transaction fee.

•         Retirement Plans, provided that, if such Class A shares are purchased through a financial intermediary, the financial intermediary performs recordkeeping or other administrative services for the Retirement Plan.

•         Shareholders in Dreyfus-sponsored IRA rollover accounts funded with the distribution proceeds from Retirement Plans.  Upon establishing the Dreyfus-sponsored IRA rollover account in the Fund, the shareholder shall become eligible to make subsequent purchases of Class A shares of the Fund at net asset value in such account.

In addition, shareholders of the Fund will receive Class A shares of the Fund at net asset value without a front-end sales charge upon the conversion of such shareholders' Class C shares of the Fund in the month of or month following the 10-year anniversary date of the purchase of the Class C shares.

SCHEDULE B (continued)

Class A shares of a Fund may be purchased at net asset value without payment of a sales charge by the following individuals and entities, if such shares are purchased directly through the Fund's Distributor for Fund accounts maintained with the Distributor:

•         Investors who either (i) have, or whose spouse or minor children have, beneficially owned shares and continuously maintained an open account with the Fund's Distributor in a Dreyfus-managed fund since on or before February 28, 2006, or (ii) such purchase is for a self-directed investment account that may or may not be subject to a transaction fee.

•         Qualified separate accounts maintained by an insurance company; any state, county or city or instrumentality thereof; and charitable organizations investing $50,000 or more in Fund shares and charitable remainder trusts.

•         Shareholders who received Class A shares in exchange for old Class T shares of the Fund on February 4, 2009.

Front-end sales charge waivers on Class A shares of a Fund purchased through Ameriprise Financial

Effective June 15, 2018, shareholders purchasing Class A shares of the Fund through an Ameriprise Financial platform or account may purchase Class A shares at net asset value without payment of a front-end sales charge as follows:

•         Shares purchased by employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans).  For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs or SAR-SEPs.

•         Shares purchased through an Ameriprise Financial investment advisory program.

•         Shares purchased by third party investment advisors on behalf of their advisory clients through Ameriprise Financial's platform.

•         Shares of the Fund purchased through reinvestment of dividends and capital gains distributions of the Fund (but not on any other fund in the Dreyfus Family of Funds).

•         Shares exchanged from Class C shares of the same Fund in the month of or following the 10-year anniversary of the purchase date.  To the extent that the Fund's prospectus otherwise provides for a waiver with respect to such shares following a shorter holding period, that waiver will apply to exchanges following such shorter period.  To the extent that the Fund's prospectus otherwise provides for a waiver with respect to exchanges of Class C shares for load waived shares, that waiver will also apply to such exchanges.

•         Shares purchased by employees and registered representatives of Ameriprise Financial or its affiliates and their immediate family members.

SCHEDULE B (continued)

•         Shares purchased by or through qualified accounts (including IRAs, Coverdell Education Savings Accounts, 401(k)s, 403(b) TSCAs subject to ERISA and defined benefit plans) that are held by a covered family member, defined as an Ameriprise Financial advisor and/or the advisor's spouse, advisor's lineal ascendant (mother, father, grandmother, grandfather, great grandmother, great grandfather), advisor's lineal descendant (son, step-son, daughter, step-daughter, grandson, granddaughter, great grandson, great granddaughter) or any spouse of a covered family member who is a lineal descendant.

•         Shares purchased from the proceeds of redemptions of shares of a Fund in the Dreyfus Family of Funds, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end sales charge or CDSC (i.e., Rights of Reinstatement).

Front-end sales charge waivers on Class A shares of a Fund purchased through Merrill Lynch

Shareholders purchasing Class A shares of the Fund through an omnibus account maintained with Merrill Lynch may purchase Class A shares at net asset value without payment of a front-end sales charge as follows:

•         Shares purchased by employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and the shares are held for the benefit of the plan.

•         Shares purchased by or through a 529 plan.

•         Shares purchased through a Merrill Lynch-affiliated investment advisory program.

•         Shares purchased by third party investment advisors on behalf of their advisory clients through Merrill Lynch's platform.

•         Shares purchased through the Merrill Edge Self-Directed platform.

•         Shares of the Fund purchased through reinvestment of dividends and capital gains distributions of the Fund (but not any other fund in the Dreyfus Family of Funds).

•         Shares of the Fund received through an exchange of Class C shares of the Fund in the month of or month following the 10-year anniversary date of the purchase of the Class C shares.

•         Shares purchased by employees and registered representatives of Merrill Lynch or its affiliates and their family members.

•         Shares purchased by board members of the Fund and employees of The Dreyfus Corporation or any of its affiliates, as described in the Fund's prospectus.

•         Shares purchased from the proceeds of a redemption of shares of a fund in the Dreyfus Family of Funds, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end sales charge or CDSC (Right of Reinstatement).

SCHEDULE B (continued)

Front-end sales charge waivers on Class A shares of a Fund purchased through Morgan Stanley Wealth Management

Effective July 1, 2018, shareholders purchasing Class A shares of the Fund through a Morgan Stanley Wealth Management transactional brokerage account may purchase Class A shares at net asset value without payment of a front-end sales charge as follows:

•         Shares purchased by employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans).  For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs, SAR-SEPs or Keogh plans.

•         Shares purchased by Morgan Stanley employee and employee-related accounts according to Morgan Stanley's account linking rules.

•         Shares of the Fund purchased through reinvestment of dividends and capital gains distributions of the Fund.

•         Shares purchased through a Morgan Stanley self-directed brokerage account.

•         Class C shares that are no longer subject to a CDSC and are converted to Class A shares of the same Fund pursuant to Morgan Stanley Wealth Management's share class conversion program.

•         Shares purchased from the proceeds of redemptions from a Fund in the Dreyfus Family of Funds, provided (i) the repurchase occurs within 90 days following the redemption, (ii) the redemption and purchase occur in the same account, and (iii) redeemed shares were subject to a front-end sales charge or CDSC.

SCHEDULE C

Contingent Deferred Sales Charge—Class C Shares—A CDSC of 1.00% payable to the Fund's Distributor shall be imposed on any redemption of Class C shares within one year of the date of purchase.  No CDSC shall be imposed to the extent that the net asset value of the Class C shares redeemed does not exceed (i) the current net asset value of Class C shares of the Fund acquired through reinvestment of Fund dividends or capital gain distributions, plus (ii) increases in the net asset value of the shareholder's Class C shares above the dollar amount of all payments for the purchase of Class C shares of the Fund held by such shareholder at the time of redemption.

If the aggregate value of the Class C shares redeemed has declined below their original cost as a result of the Fund's performance, a CDSC may be applied to the then-current net asset value rather than the purchase price.

In determining whether a CDSC is applicable to a redemption, the calculation shall be made in a manner that results in the lowest possible rate.  Therefore, it shall be assumed that the redemption is made first of amounts representing Class C shares of the Fund acquired pursuant to the reinvestment of Fund dividends and distributions; then of amounts representing the increase in net asset value of Class C shares above the total amount of payments for the purchase of Class C shares made during the preceding year; and finally, of amounts representing the cost of Class C shares held for the longest period of time.

Waiver of CDSC—Except as set forth below, the CDSC shall be waived in connection with (a) exchanges of shares, except if shares acquired by exchange are then redeemed within the period during which a CDSC would apply to the initial shares purchased, (b) redemptions made within one year after the death or disability, as defined in Section 72(m)(7) of the Code, of the shareholder, (c) redemptions by Retirement Plans, provided that the shares being redeemed were purchased through a financial intermediary that performs recordkeeping or other administrative services for the Retirement Plan and has entered into an agreement with the Fund's Distributor relating to such services, or were purchased directly through the Fund's Distributor, (d) redemptions as a result of a combination of any investment company with the Fund by merger, acquisition of assets or otherwise, (e) redemptions due to receiving applicable required minimum distributions from IRA accounts (other than Roth IRAs or Coverdell Education Savings Accounts) upon attaining age 70-1/2, and (f) redemptions pursuant to any systematic withdrawal plan as described in the Fund's prospectus.  If a CDSC waiver is discontinued, Fund shares subject to a CDSC which were purchased prior to the termination of such waiver shall have the CDSC waived as provided in the Fund's prospectus at the time of the purchase of such shares.

CDSC Waivers Available Through Merrill Lynch—Fund shares purchased through an omnibus account maintained with Merrill Lynch will be eligible only for the following CDSC waivers:  (a) redemptions made within one year of death or disability of the shareholder, (b) redemptions made through Dreyfus Automatic Withdrawal Plan, if such redemptions do not exceed 12% of the value of the account annually, (c) redemptions made in connection with a return of excess contributions from an IRA account, (d) shares acquired through a Right of Reinstatement, (e) redemptions due to receiving applicable required minimum distributions from IRA accounts (other than Roth IRAs or Coverdell Education Savings Accounts) upon reaching age 70½, (f) redemptions made to pay Merrill Lynch fees, but only if the redemption is initiated by Merrill Lynch, and (g) redemptions of Fund shares held in a retirement brokerage account that are exchanged for shares of a lower cost share class in connection with the transfer to certain fee based accounts or platforms.

Amount of Distribution Plan Fees—Class C Shares—.75 of 1% of the value of the average daily net assets of Class C.

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SCHEDULE C (continued)

Conversion of Class C Shares—Approximately ten years after the date of purchase, Class C shares purchased directly through the Fund's Distributor or through a financial intermediary, except as otherwise disclosed in the Fund's prospectus, automatically shall convert to Class A shares, based on the relative net asset values for shares of each such Class, and shall no longer be subject to the distribution fee.  At the time of conversion, Class C shares that have been acquired through the reinvestment of dividends and distributions ("Dividend Shares") shall be converted in the proportion that a shareholder's Class C shares (other than Dividend Shares) converting to Class A shares bears to the total Class C shares then held by the shareholder which were not acquired through the reinvestment of dividends and distributions.

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SCHEDULE D

Front-End Sales Charge—Class T Shares—The public offering price for Class T shares shall be the net asset value per share of Class T plus a sales load as shown below:

	Total Sales Load
Amount of Transaction	As a % of offering price per share	As a % of net asset value per share
Less than $250,000...................................................	2.50	2.56
$250,000 to less than $500,000.................................	2.00	2.04
$500,000 to less than $1,000,000..............................	1.50	1.52
$1,000,000 or more...................................................	1.00	1.01

Amount of Service Plan Fees—Class T Shares—.25 of 1% of the value of the average daily net assets of Class T.

D-1

SCHEDULE E

Shareholder Services Plan—Class Z shares of Dreyfus Research Growth Fund, Inc. are subject to a Shareholder Services Plan pursuant to which the Fund reimburses the Distributor an amount not to exceed an annual rate of .25% of the Fund's average daily net assets attributable to Class Z for the provision of shareholder services.

Service Plan—Class Z shares of Dreyfus/The Boston Company Small/Mid Cap Growth Fund are subject to a Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act, pursuant to which the Fund reimburses the Distributor for expenses incurred in distributing Class Z shares and providing account services and maintenance with respect to Class Z, at a maximum aggregate annual rate of up to .25% of the Fund's average daily net assets attributable to Class Z.

E-1